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                                                             Exhibit 99.1


FOR RELEASE AT MARKET CLOSE

YURIE SYSTEMS CONTACT:
Catherine Graham
Director, Investor Relations
(301) 352-4609
investor@yurie.com


            YURIE SYSTEMS, INC. REPORTS RECORD FIRST
                    QUARTER FINANCIAL RESULTS


Landover, Md.-April 15, 1998--Yurie Systems, Inc. (NASDAQ: YURI) announced today record financial results for the first quarter ended March 31, 1998.

The Company's revenue for the first quarter was $19.1 million, representing a 127% increase over the $8.4 million reported in the first quarter of 1997 and a 8.4 % sequential increase over the $17.6 million reported in fourth quarter of 1997.

Net income for the first quarter of 1998 was $3.8 million, or $0.14 per share diluted ($0.15 per share basic), a 456% increase over the $677,000 in net income, or $0.03 per share both diluted and basic, reported in the first quarter of 1997, and a 59% sequential increase over the $2.4 million in net income, or $0.09 per share both diluted and basic, reported in the fourth quarter of 1997. For the fourth quarter of 1997, net income included one-time expenses associated with the acquisition of Data Labs. Excluding such expenses from the fourth quarter would have resulted in a sequential increase in net income of 26%.

All earnings per share amounts reported in this release represent diluted or basic earnings per share as defined within Statement of Financial
Accounting Standards No. 128 (FAS 128).

The Company's continued strong revenue growth during the first quarter resulted largely from increased sales of its LDR products to both government and commercial customers. During the first quarter of 1998, product revenue was $18.4 million, a 146% increase over the first quarter of 1997 and an 11% sequential increase over the fourth quarter of 1997. Sales to strategic partners accounted for 44% of total product sales and direct sales channels accounted for the balance.

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Sales to Splitrock Services, Inc. were $571,000 (3% of total sales) of which product sales were $84,000 (0.5% of product sales).

The Company's net income growth during the first quarter was attributable to revenue growth, increased manufacturing efficiencies, and improved productivity for operating expenses.

During the first quarter, the Company continued to build on the strategic relationships it established in 1997 with its OEM partners, Bay Networks and Lucent Technologies. In addition, during the first quarter, the company signed an OEM agreement with Ericsson, Inc. thereby furthering its distribution strategy.

"The first quarter was a challenging and rewarding one for Yurie," according to Harry Carr, Yurie's President and Chief Operating Officer. "Our revenue, operating income, and earnings grew to new levels as we heightened our focus on product sales, our core strength. We continued to see positive effects of our relationships with strategic partners and increased our direct sales in both the commercial and government segments. We added significant new capabilities on our multi-service access products while completing the integration of personnel from Data Labs. Finally, we continued to enhance the fundamentals of our business to ensure the development and delivery of quality products in a cost-effective manner. In short, this was a strong quarter that sets a strong foundation for the rest of the year."

Based in Landover, Maryland, Yurie Systems, Inc. designs, manufactures, markets, and services multi-service ATM WAN access equipment for telecommunications service providers and corporate and government end users. Dataquest and the Vertical Systems Group have identified Yurie as the market share leader in the ATM WAN access equipment market for 1996 and 1997, respectively. For more information on Yurie Systems, call
(301) 352-4600 or visit the Company's Web site at http://www.yurie.com.

This release may contain forward-looking statements regarding the Company's business, growth, or customer prospects and other factors that may affect future earnings or financialresults. Such statements involve risks and uncertainties which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements, and should be understood in light of the risk factors detailed in the Company's recent prospectus, 10-K and 10-Q filings.

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

YURIE SYSTEMS, INC. AND
SUBSIDIARIES

CONSOLIDATED STATEMENTS
OF INCOME
(unaudited)
(in thousands, except per share data)


                           Quarter Ended March      Year Ended December
                                   31,                      31,

                             1998         1997        1997      1996
                            -------     -------     --------  --------
                Revenue:
         Product revenue    $18,366      $7,480     $47,064   $18,737
         Service revenue        741         923        4,005    2,528
                            -------      ------
                                                    -----------------
           Total revenue     19,107       8,403       51,069   21,265


        Cost of revenue:
 Cost of product revenue      5,984       2,785       16,670    6,806
 Cost of service revenue        631         622        3,026    1,666
                            --------     -------     ----------------

   Total cost of revenue      6,615       3,407       19,696    8,472
                            --------     --------     ---------------

            Gross profit     12,492       4,996       31,373   12,793

     Operating expenses:
Research and development      3,006       1,759        8,691    4,428
     Sales and marketing      2,332       1,288        6,787    1,880
             General and
          administrative      1,548       1,104        7,373    2,980
                            -------      -------     -----------------

Total operating expenses      6,886       4,151       22,851    9,288


  Income from operations      5,606         845        8,522    3,505
            Other income        409         282        1,544       90
                            --------     -------      -----------------
    Income before income
                   taxes      6,015       1,127       10,066    3,595
    Provision for income
                   taxes      2,250         450        3,930    1,563
                           ---------     --------     ------------------

              Net income     $3,765        $677       $6,136   $2,032
                           ==========    =========    ==================


Basic earnings per share      $0.15       $0.03        $0.25    $0.12
                           ==========    =========    ==================
  Basic weighted average     25,385      23,400       24,714   20,606
      shares outstanding
                           ==========    =========    ==================

    Diluted earnings per      $0.14       $0.03        $0.23    $0.11
                   share
                           ==========   ==========    ==================
Diluted weighted average     27,529      25,077       26,660   22,158
      shares outstanding
                           ==========   ==========    ==================

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

YURIE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

                               March 31,   December 31,
                      ASSETS     1998          1997
                             -----------   ------------
             Current assets:
   Cash and cash equivalents   $9,925         $8,142
             Restricted cash      750          1,000
      Short-term investments   32,130         35,917
         Accounts receivable   20,192         13,314
              Tax receivable      533            993
         Interest receivable      248            402
                   Inventory    5,015          5,467
     Deferred tax asset - st    2,365          1,246
        Other current assets    1,280            228
                             ----------     -----------
        Total current assets   72,438         66,709


  Net property and equipment    7,564          6,990
Long-term deferred tax asset        -          1,028
                Other assets      691            675
                             ----------     -----------
                Total Assets  $80,693        $75,402
                             ==========     ============


             LIABILITIES AND
        STOCKHOLDERS' EQUITY

        Current liabilities:
            Accounts payable   $2,237         $2,137
         Accrued liabilities    6,938          7,471
    Short-term notes payable       17             17
            Unearned revenue        -             38
                               -------        -------
   Total current liabilities    9,192          9,663
                               =======        ========

                Accrued rent      581            585
       Deferred income taxes      392              -
   Capital lease obligations       17             20

       Stockholders' equity:
                Common stock      255            253
              Treasury stock    (450)           (23)
  Additional paid-in capital   58,779         56,701
      Translation adjustment    (620)          (648)
           Retained earnings   12,547          8,851
                             ---------       ---------
  Total stockholders' equity   70,511         65,134
                             ---------       ---------
       Total Liabilities and  $80,693        $75,402
        Stockholders' Equity
                             =========       =========


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